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                                                                      EXHIBIT 12


                      Ratio of Earnings to Fixed Charges
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
                         (In thousands except ratios)
                                                                                 Nine Months Ending
                                                                                   30-September-01
                                                                                   ---------------
Earnings available for fixed charges:
   Earnings (loss) before income taxes                                                $101,942
   Less: Equity earnings (loss) of minority-owned companies                               (653)
   Add:  Dividends received from investees under the equity method                          75
   Add:  Minority interest expense in majority-owned subsidiaries                           55
   Add:  Fixed charges before capitalized interest                                      68,983
   Add:  Amortization of capitalized interest                                            5,691
                                                                                      --------
      Total earnings available for fixed charges                                      $177,399
                                                                                      ========

Fixed charges:
   Interest expense                                                                   $ 55,132
   Interest portion of rental expense                                                   13,694
   Amortization of discount related to indebtedness                                        157
                                                                                      --------
   Total fixed charges before capitalized interest                                      68,983
   Capitalized interest                                                                  1,700
                                                                                      --------
      Total fixed charges                                                             $ 70,683
                                                                                      ========
Ratio of earnings to fixed charges                                                        2.51
                                                                                      ========
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